UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2023
MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816		39-1486475
__________________________________ (State or other jurisdiction of incorporation)	_____________________ (Commission File Number)		____________________________ (I.R.S. Employer Identification No.)

250 E. Kilbourn Avenue	Milwaukee,	Wisconsin	53202
________________________________ (Address of principal executive offices)			___________ (Zip Code)

Registrant’s telephone number, including area code:	(414)	347-6480

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	MTG	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 24, 2023, the Board of Directors of MGIC Investment Corporation (the “Corporation”) approved amendments to its Amended and Restated Bylaws. Below is a brief description of the substantive amendments.
•Section 2.10 (Proxies) was amended to require that any shareholder soliciting proxies must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
•Section 2.14(a)(i) (Notice of Shareholder Business and Nomination of Directors) was amended to explicitly require shareholders to comply with requirements of applicable law when nominating persons for election to the Board of Directors.
•Section 2.14(a)(ii) (Notice of Shareholder Business and Nomination of Directors) was amended to require that in the case of any proposed nomination for election or re-election of a director at an Annual Meeting, a nominating shareholder must provide a written representation that the shareholder or beneficial owner intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to solicit the holders of at least 67% of the voting power of shares entitled to vote on the election of directors in support of nominees other than the Board of Directors’ nominees in accordance with Rule 14a-19 under the Exchange Act (“Rule 14a-19”).
•Section 2.14(b) (Notice of Shareholder Business and Nomination of Directors) was amended to require that in the case of any proposed nomination for election or re-election of a director at a Special Meeting, a nominating shareholder must include in its required notice to the Secretary of the Corporation a written representation that the shareholder or beneficial owner intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to solicit the holders of at least 67% of the voting power of shares entitled to vote on the election of directors in support of nominees other than the Board of Directors’ nominees in accordance with Rule 14a-19. The Corporation may also require any proposed nominee to furnish a completed and signed questionnaire in substantially the form that the Corporation requires of the Corporation’s directors and to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation, that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or that, in the board's judgment, is material to the Board of Directors’ ability to make recommendations to shareholders, in each case within seven days after the Corporation requests such questionnaire or information.
• 2.14(c)(i) (Notice of Shareholder Business and Nomination of Directors) was amended to provide that in no event may a shareholder provide notice of nomination of a greater number of director candidates (as alternates or otherwise) than are subject to election by shareholders at the applicable meeting.
•2.14(c)(iv) (Notice of Shareholder Business and Nomination of Directors) was added and provides that shareholders must comply with Rule 14a-19 in soliciting proxies in support of director nominees other than the Corporation’s nominees. This new section also requires shareholders to notify the Corporation in the event that the shareholder has a change of intention with regard to soliciting proxies or if the shareholder has failed to comply with Rule 14a-19. Assuming no such notice is provided, the shareholder must provide the Corporation with reasonable evidence of compliance with Rule 14a-19. If the shareholder fails to comply, or fails to provide reasonable evidence of compliance, with Rule 14a-19, the Corporation shall treat any proxies or votes solicited for such shareholder’s candidates as abstentions rather than votes for such shareholder’s candidates.
These amendments are effective January 24, 2023. The foregoing description is qualified in its entirety by reference to the actual text of the amendments.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Amendments to the Amended and Restated Bylaws of MGIC Investment Corporation
3.2	Amended and Restated Bylaws of MGIC Investment Corporation
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date:	January 27, 2023	By: \s\ Paula C. Maggio
Paula C. Maggio
Executive Vice President, General Counsel and Secretary